UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

THE CHEFS’ WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road

Ridgefield, Connecticut 06877

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CHEF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2024, The Chefs’ Warehouse, Inc., a Delaware corporation (the “Company”), entered into an agreement (the “Cooperation Agreement”) with Legion Partners Asset Management, LLC, Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners, LLC, Legion Partners Holdings, LLC, Christopher S. Kiper, and Raymond White (collectively, the “Investor Group” and each individually, an “Investor”). As of the date of the Cooperation Agreement, the Investor Group has represented to the Company that it is deemed to beneficially own shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), totaling, in the aggregate, 1,328,214 shares or approximately 3.3% of the Common Stock outstanding as of March 1, 2024.

The Cooperation Agreement provides, among other things, that the size of the Board of Directors of the Company (the “Board”) will be temporarily increased from eleven to fourteen members and that Richard N. Peretz and Wendy M. Weinstein (or their replacements, collectively, the “New Directors”) will be appointed to the Board on or prior to March 6, 2024 at a meeting of the Board and will each be nominated as a candidate for reelection to the Board at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). The Cooperation Agreement also provides that a third independent director candidate will be selected by the Board for appointment to the Board on or prior to March 6, 2024 and for election at the 2024 Annual Meeting. Prior to the date of the Cooperation Agreement, the Company has disclosed the identity of the third independent director candidate chosen by the Company. Also, pursuant to the Cooperation Agreement, Mr. Peretz or his replacement will be appointed to the Compensation and Human Capital Committee of the Board and Ms. Weinstein or her replacement will be appointed to the Nominating and Corporate Governance Committee of the Board. In addition, pursuant to the Cooperation Agreement, the size of the Board will be reduced from fourteen to eleven members, with three incumbent directors who have served on the Board for five years or longer as of the date of the Cooperation Agreement no longer serving on the Board immediately following the 2024 Annual Meeting, and from eleven to nine members, with two incumbent directors who have served on the Board for five years or longer as of the date of the Cooperation Agreement no longer serving on the Board immediately following the Company’s 2025 annual meeting of stockholders.

Further, pursuant to the Cooperation Agreement, the Board has agreed to form an Operational and Financial Performance Task Force with the purpose of improving the Company’s operational and financial performance, including identifying and making recommendations to the Board and management on margin improvement opportunities, which will include Mr. Peretz and Ms. Weinstein with two other independent directors. The Board will, upon consultation with the Operational and Financial Performance Task Force, retain a nationally recognized independent consulting firm to assist with the activities of the Operational and Financial Performance Task Force.

Under the terms of the Cooperation Agreement, the Investor Group has agreed to certain standstill provisions with respect to the Investor Group’s actions with regard to the Company and the Common Stock for the duration of the Standstill Period, which is defined in the Cooperation Agreement as the period commencing on the date of the Cooperation Agreement and ending thirty calendar days prior to the expiration of the advance notice period for the submission by stockholders of director nominations for consideration (the “Advance Notice Period”) at the Company’s 2025 annual meeting of stockholders (as set forth in the advance notice provisions of the Company’s Restated Bylaws); provided, however, that the Standstill Period will be automatically extended until the Advanced Notice Period at the 2026 annual meeting of stockholders so long as the Company achieves certain financial metrics, including that the Company achieves an Adjusted EBITDA margin percentage of no less than 5.7% for fiscal year 2024; the Company provides guidance for fiscal 2025 no later than January 30, 2025; the mid-point of the Company’s guidance for fiscal 2025 includes an Adjusted EBITDA margin percentage of no less than 6.2%, and in the Company’s Adjusted EBITDA margin percentage calculation, the add-backs for duplicate rent expense and other operating expenses do not exceed $5 million in either fiscal year 2024 or fiscal year 2025. The Company and the Investor Group have also agreed to mutual non-disparagement provisions.

In addition, pursuant to the Cooperation Agreement, the Investor Group has agreed that at each annual and special meeting of stockholders held prior to the expiration of the Standstill Period, the Investor Group will cause all shares of Common Stock beneficially owned by each Investor and their affiliates to be counted as present for purposes of establishing a quorum and to be voted in favor of (i) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (ii) except with respect to certain extraordinary matters, each of the stockholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations. In addition, except with respect to certain extraordinary matters, the Investor Group has agreed not to execute any proxy card or related voting instruction form other than the proxy card and related voting instruction form being solicited by or on behalf of the Board. In the event that Institutional Shareholders Services (“ISS”) recommends otherwise with respect to any proposal (other than the election of directors), each of the Investors will have the right to vote in accordance with the recommendations of ISS.

Under the terms of the Cooperation Agreement, the Company has also agreed to reimburse the Investor Group for its reasonable documented out-of-pocket third party expenses, including legal fees and expenses, arising out of or related to its nomination letter and the negotiation and execution of the Cooperation Agreement in an amount not to exceed $375,000.

The foregoing description of the Cooperation Agreement is qualified in its entirely by reference to the full text of the Cooperation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by the Company on March 4, 2024 announcing the execution of the Cooperation Agreement is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K and the press released furnished hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, by and among The Chefs’ Warehouse, Inc., Legion Partners Asset Management, LLC, Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners, LLC, Legion Partners Holdings, LLC, Christopher S. Kiper, and Raymond White, dated March 1, 2024.
99.1	Press Release of The Chefs’ Warehouse, Inc., dated March 4, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/Alexandros Aldous
Name: Title:	Alexandros Aldous General Counsel, Corporate Secretary, Chief Government Relations Officer & Chief Administrative Officer

Date:    March 4, 2024